SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):March 22, 2002 (March 22, 2002)
                                                 -------------------------------


                                  FRED'S, INC.
             (Exact name of registrant as specified in its charter)

Tennessee                            00-19288                         62-0634010
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                    (IRS employer
        of incorporation)          file number)              identification No.)


4300 New Getwell Road, Memphis, Tennessee                                  38118
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)


       Registrant's telephone number, including area code: (901) 365-8880








Item 5.  Other Events.

1. On March 22, 2002, Fred's Inc. announced plans to construct a new distribution center in Dublin, Laurens County, Georgia, pending the completion of final documentation and the receipt of all required governmental approvals. The $25 million, 600,000 square-foot distribution center will augment the capacity provided by the Company's original Memphis center. Construction of the Dublin distribution center is expected to begin in April and it is estimated that the facility will be fully operational by March 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statement.

Not applicable.

(b)      Pro Forma Financia Information.

Not applicable.

(c)      Exhibits.

Exhibit No.       Description

99.2 Press Release dated March 22, 2002, Announcing Fred's plans to construct a new distribution center.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2002

                               FRED'S, INC.
                               By: /s/ Jerry A. Shore
                               ----------------------
                               Jerry A. Shore, Executive Vice President
                                        and Chief Financial Officer
Exhibit Index


Exhibit
Number                Description
------                -----------
99.1                  Press release issued by Fred's, Inc. dated March 22, 2002.

Exhibit 99.1
Press Release

[Letterhead]
                 4300 New Getwell Road, Memphis, Tennessee 38118
                             Contact: Jerry A. Shore
                          Executive Vice President and
                             Chief Financial Officer
                            (901) 362-3733, Ext. 2217


FRED'S ANNOUNCES NEW DISTRIBUTION CENTER in Dublin, Georgia



     MEMPHIS, Tenn. (March 22, 2002) - Fred's Inc. (Nasdaq/NM: FRED) today announced plans to construct a new distribution center in Dublin, Laurens County, Georgia, pending the completion of final documentation and the receipt of all required governmental approvals. The $25 million, 600,000 square-foot distribution center will augment the capacity provided by the Company's original Memphis center, which presently serves almost 400 stores in an 13-state market region covering the Southeast and Midwest. Because of its location, this new center will be positioned to serve Fred's growing presence in Alabama, Georgia, Florida, North Carolina, and South Carolina as well as its expected growth into new markets in the future.

     Commenting on the announcement, Michael J. Hayes, Chief Executive Officer of Fred's, said, "We are very excited to announce our partnership with the City of Dublin, Laurens County, and the State of Georgia to develop this new facility. With our sales expanding at a compound annual rate of almost 17% over the past five years, increasing to more than $900 million in fiscal 2001, Fred's growth has created a need for additional distribution capacity for our chain. After considering our options, it is clear to us that the Dublin site has distinct advantages because of location relative to our stores, both present and planned, along with a skilled labor force, its access to major interstate highways, and the pro-business attitude within the state. In addition, the intangible considerations for Dublin - including the commitment and support of Governor Roy Barnes, State Representative Dubose Porter, Georgia Department of Industry and Trade Commissioner R.K. Sehgal, the Dublin-Laurens County governments, and the Development Authority - are compelling. We appreciate the work of the local, county and state officials on our behalf and we look forward to our partnership with the community."

     Hayes said that Fred's plans to begin construction of the Dublin distribution center next month and expects the facility to be fully operational by March 2003. Upon opening, the center will initially create from between 150 to 250 new jobs, which should increase to approximately 300 as the facility reaches full capacity. Situated on a 136-acre site located on State Highway 257, the center will be designed with potential future expansion in mind and, as a result, can be expanded to about one million square feet if conditions warrant. Fred's expects to fund the $25 million project, which includes equipment and fixtures, using internally generated funds.

     Fred's Inc., headquartered in Memphis, Tennessee operates 385 discount general merchandise stores, including 26 franchised Fred's stores in the southeastern United States. For more information about the Company, visit Fred's website at www.fredsinc.com.

     Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's distribution center and its stores or between the Company's suppliers and same, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission

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